Exhibit 99.1

NEWS RELEASE CONTACTS: Michael E. Kinney, Chief Financial Officer 281-419-3742 / mkinney@1epic.com Michael Sclafani, President Wall Street Communications Group 303-541-0970 / msclafani@1epic.com

EPiC Energy Resources Announces First Quarter Earnings Release and Conference Call Schedule

HOUSTON, May 13 /PRNewswire-FirstCall/ -- EPiC Energy Resources, Inc. (OTC Bulletin Board: EPCC) a provider of engineering, management consulting, training and data management services to the energy industry, announced today that it will release its first quarter 2009 results on Friday, May 15, before the market opens. Also EPiC has scheduled a conference call for 10:00 a.m. ET on Friday, May 15, 2009.

What: EPiC Energy's First Quarter 2009 Earnings Conference Call
When: Friday, May 15, 10:00 am ET
How: Live via phone by dialing (866)802-4355
Ask for the EPiC call at least 10 minutes prior to the start time.

An archive of the webcast will be available shortly after the call on the Company's website at www.1epic.com.

About EPiC

EPiC Energy Resources is a Houston-based integrated energy services company. EPiC provides consulting, engineering, construction management, operations, maintenance, specialized training and data management services focused primarily on the upstream and midstream energy infrastructure. Services are provided through Pearl, a diversified engineering and energy services company; Carnrite, a management consulting company focused on providing strategic and operational consulting services to the broad energy industry; and EIS, a global training and data management services company. EPiC is headquartered at 1450 Lake Robbins Drive, Suite 160, The Woodlands, Texas 77380. Office - 281-419-3742, www.1epic.com.

Forward Looking Statements

Certain statements included in this release constitute forward-looking statements. These forward-looking statements are based on management's belief and assumptions derived from currently available information. Although EPiC Energy Resources ('EPiC') believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results could differ materially from forward-looking statements expressed or implied herein as a result of a variety of factors including, but not limited to: a decline in the price of, or demand for, oil and gas, demand for EPiC's services, loss or unavailability of key personnel, inability to recruit or retain personnel, competition for customers and contracts, various potential losses associated with fixed-price contracts, general economic conditions, availability of capital to pursue its business plan and service its debt, and other financial, operational and legal risks and uncertainties detailed from time to time in EPiC's SEC filings. EPiC does not undertake any obligation to publicly update forward looking statements contained herein to reflect subsequent events or circumstances.

Website: www.1epic.com

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